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                                                                EXHIBIT 10.40

[SEAFIRST BANK LOGO]
                                                          BORROWING AGREEMENT
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Loan.  By accepting this agreement from AUTOMATED RETAIL SYSTEMS, INC., a
DELAWARE corporation ("Borrower"), the chief executive office of which is located at 1437 S. JACKSON, SEATTLE, WA 98144, Bank of America N.T. & S.A., doing business as Seafirst Bank (including its successors and/or assigns "Bank") promises to lend to Borrower the principal amount of $475,000.00 (the "Loan") on a revolving basis until JUNE 1, 1998, with no more than the lesser of (i) the Borrowing Base (as defined below) or (ii) $475,000.00 to be outstanding at any one time. Any one or more of the following persons are authorized to request and direct disbursement of loan proceeds under this agreement: Mike Pollastro, Gary Pollastro or Kelly Kaufman.

Payment. In return, Borrower promises to pay to the order of Bank the principal amount of $475,000.00, plus interest at a floating rate of the index (as defined below) plus 1.00% per year, as the index may change from time to time, calculated on the basis of actual number of days elapsed over a year of 360 days (together the "Obligations"), to be paid as follows: all outstanding principal to be paid in full on JUNE 1, 1998, with all accrued interest to be paid on the 1st day of each month, beginning the 1st day of JULY, 1997, and upon maturity or acceleration of the Obligations. Bank is authorized to automatically debit each required installment of principal and/or interest from Borrower's checking account number 7404312 at Bank, or such other deposit account at Bank as Borrower may authorize in the future. If a payment is 10 days or more late, Borrower, at Bank's option, will be charged 5.000% of the regularly scheduled payment or $20.00, whichever is greater. Borrower shall pay to Bank a loan fee of $1,500.00 upon execution of this agreement.

Collateral. To secure the Obligations, Borrower grants to Bank a security interest in Borrower's accounts, general intangibles, documents, instruments, chattel paper, deposit accounts, inventory, including but not limited to all electronic cash registers, all point of sale products and all scanner products, now owned and hereafter acquired by debtor, including all attachments, accessions, parts, and additions thereto, and all replacements thereof, all whether now owned or hereafter acquired, and all proceeds and products thereof, and any such other collateral as may be granted to Bank in a document referring to this agreement (the "Collateral").

Conditions.  Bank shall have no obligation to advance funds to Borrower until:

o Borrower and every other party whose signature is required on this agreement has signed this agreement.

o Borrower has delivered to Bank all signed documents necessary to perfect Bank's security interests granted in this agreement.

o Bank has received proof satisfactory to Bank that all insurance required under this agreement is in effect.

Covenants.  Borrower shall deliver to Bank:

o copies of Borrower's annual tax returns, as soon as filed with Internal Revenue Service.

o within 30 days of quarter end, Borrower's quarterly balance sheet and income statement, which may be internally prepared, certified by an officer of Borrower as true and correct.

o within 90 days of each fiscal year end, Guarantor's year-end balance sheet, income statement, and statement of cash flows, which shall be audited on a basis consistent with prior statements, and to which shall be attached a consolidated balance sheet, income statement, and statement of cash flows which shall include the financial results of Automated Retail Systems, Inc.

o such other financial information as Bank may reasonably request from time to time.

Borrower shall also:

o maintain replacement value insurance on all tangible Collateral against all risks, casualties, and losses through extended coverage or otherwise, with such policy or policies naming Bank as loss payee, as its interests may appear.

o give Bank prompt written notice of any material adverse change in Borrower's financial condition.

o keep accurate and complete books, accounts, and records, and during normal business hours, as often as Bank may reasonably request, permit Bank's authorized agents or employees to have access to Borrower's premises and financial records, and to make copies or abstracts of such records.

o maintain at all times a minimum Tangible Net Worth of not less than $500,000.00 and not permit Borrower's total indebtedness, which is not subordinated in a manner satisfactory to Bank, to exceed 2.50 times Borrower's Tangible Net Worth.

o maintain at all times an excess of current assets over current liabilities of not less than $300,000.00.

o deliver to Bank a monthly Borrowing Base Certificate with month end accounts receivable aging.

Remedies. If Borrower violates any promise of this agreement; or Borrower defaults under any other agreement with Bank; or if anything should happen which significantly impairs Borrower's financial condition, the value of the Collateral, or Bank's prospects for repayment of the Obligations, Bank may refuse to make any further advances of funds to Borrower, may immediately demand payment in full of all Obligations (which, at Bank's option, shall bear interest from the date of such demand at a rate 4% in excess of the rate otherwise applicable under this agreement), and may use any one or more of its remedies given under this agreement or by the laws of the State of Washington. Borrower shall, if demanded by Bank, pay all of Bank's costs, expenses, and attorneys' fees (including the cost of in-house counsel) incurred in collecting the Obligations, or arising out of the transaction reflected by this agreement, which is governed by the laws of Washington. If neither party elects or has the right to elect arbitration under the following paragraph, any lawsuit relating to this agreement may be brought in a court located in King County, Washington, or at a Bank's option where necessary to obtain jurisdiction over any Borrower, guarantor, or Collateral.

Arbitration. Any dispute relating to this agreement (in contract or tort) shall be settled by arbitration if requested by Bank, Borrower, or any other party to the dispute (such as a guarantor); provided, however, that both Bank and Borrower must consent to a request for arbitration relating to an obligation secured by real property or a marine vessel. The arbitration proceedings shall be held in Seattle, Washington by the American Arbitration Association under its commercial rules of arbitration, by a single arbitrator. The United States Arbitration Act will apply.



Borrowing Agreement (Automated Register Systems, Inc.; R/C No. 88211/SA1212AR)
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Judgment upon the arbitration award may be entered in any court having jurisdiction. Commencement of a lawsuit shall not constitute a waiver of the right of any party to request arbitration if the lawsuit is contested. Likewise, any party may exercise self-help remedies such as setoff, foreclosure, repossession, or sale of any collateral before, after, or during arbitration without waiving the right to request arbitration. At Bank's option, foreclosure under a deed of trust may be made judicially (as a mortgage) or nonjudicially (by power of sale).

Definitions. For purposes of this agreement, terms defined in the Washington version of the Uniform Commercial Code, R.C.W. Section 62A.9-101, et seq. ("UCC"), and not otherwise defined in this agreement, shall have the meaning given in the UCC; and an accounting term not otherwise defined in this agreement shall have the meaning assigned to it under generally accepted accounting principles. "Borrowing Base" shall have the meaning given in the separate "Borrowing Plan" executed by Borrower and Bank previously to or in conjunction with the execution of this agreement, the terms of which are incorporated into this agreement by this reference. "Index" shall mean the floating commercial loan reference rate of Bank, publicly announced from time to time as its "prime rate," with each change in the Index to be effective on the date the prime rate changes. "Tangible Net Worth" shall mean the excess of total assets over total liabilities, excluding, however, from the determination of total assets (a) all assets which should be classified as intangible assets (such as goodwill, patents, trademarks, copyrights, franchises, and deferred charges, including unamortized debt discount and research and development costs), (b) treasury stock, (c) cash held in a sinking or other similar fund established for the purpose of redemption or other retirement of capital stock,
(d) to the extent not already deducted from total assets, reserves for depreciation, depletion, obsolescence, or amortization of properties and other reserves or appropriations of retained earnings which have been or should be established in connection with Borrower's business, and (e) any revaluation or other write-up in book value of assets subsequent to the fiscal year of Borrower last ended at the date Tangible Net Worth is being measured.

Amendments. This agreement can only be amended in writing, signed by the party to be bound by such amendment. If Borrower shall enter into, or has entered into, other borrowing agreements with Bank, each such agreement shall supplement the other, and Borrower must comply with each such agreement independently, unless otherwise agreed in writing by Bank. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, TO EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

This agreement is dated JUNE 3, 1997.

Bank:

SEAFIRST BANK


By        [SIG]
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Title   Vice President
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Borrower:

AUTOMATED RETAIL SYSTEMS, INC.


By:       [SIG]
    ------------------------------------

Title:   Vice President and Director
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Certificate of Authority.  I am an officer of AUTOMATED RETAIL SYSTEMS, INC., a
DELAWARE corporation, and certify under penalty of perjury that (1) its execution of this agreement has been authorized either (a) by resolution of its board of directors adopted at meeting where a quorum was present or by written consent of all directors or (b) by virtue of its articles of incorporation and bylaws as now in effect; that (2) the person signing above on behalf of Borrower is authorized to do so, and is further authorized to sign any other loan documents or agreements between Bank and Borrower and any amendments to this and such other agreements, and to designate additional individuals who are authorized to request and direct advances under any credit facility of Bank to Borrower; and such person's signature above is such person's true signature, and that such person is Borrower's duly elected ________________________.


Officer's Signature:     [SIG]
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Printed Name:   RICHARD H. WALKER
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Title:   Vice President and Director
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